CONSENT OF INDEPENDENT AUDITORS' REPORT



     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 6, 2000 as of June 30, 2000 and the two years then ended, included in the Form 10-KSB of MedCom USA, Incorporated (f/k/a Sims Communications, Inc.) for the year ended June 30, 2000.



                                       Ehrhardt Keefe Steiner & Hottman PC

May 2, 2001
Denver, Colorado